UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________

Date of Report (Date of earliest event reported): December 2, 2008

CHATTEM, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-5905	62-0156300
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1715 West 38th Street, Chattanooga, Tennessee 37409
(Address of principal executive offices, including zip code)

(423) 821-4571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities

   On December 2, 2008, Chattem, Inc. (the "Company") entered into a privately negotiated transaction with a holder (the “Holder”) of the Company’s 2.0% Convertible Senior Notes due 2013 (the “2013 Notes”) to issue 487,123 shares of the Company’s common stock, without par value (“Common Stock”), in exchange for $28.7 million aggregate principal amount of the 2013 Notes.  The transaction was completed on December 4, 2008.

   The Company did not receive any cash proceeds as a result of the transaction, and the Holder’s 2013 Notes received in exchange for the shares of Common Stock have been retired and cancelled.  The issuance of the shares of Common Stock in the transaction was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), contained in Section 3(a)(9) of the Act.

   A press release announcing the completion of the exchange transaction was issued by the Company on December 8, 2008, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

   (d)       Exhibits:

      99.1      Press Release dated December 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 8, 2008	CHATTEM, INC.

	By:	/s/ Theodore K. Whitfield, Jr.
Theodore K. Whitfield, Jr.
Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated December 8, 2008